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                                                                   EXHIBIT 10.24

                      PERSONAL GUARANTY INDEMNITY AGREEMENT

         THIS PERSONAL GUARANTY INDEMNITY AGREEMENT is made and entered into this 5th day of December, 2000, by and among TELESERVICES INTERNET GROUP INC., a Florida corporation, with its principal office located at 100 Second Avenue South, Suite 1000, St. Petersburg, Florida 33701, ("COMPANY") and SCOTT G. ROIX, an individual residing at 7676 Araila Way, Largo, FL 33777 ("ROIX"), and VANCE
L. VOGEL, an individual residing at 9901 Sago Point Dr., Largo, FL 33777, ("VOGEL").

                                    RECITALS:

         Pursuant to the terms and conditions of that certain Agreement and Plan of Merger dated November 29, 2000 (the "ACQUISITION AGREEMENT"), Company has acquired The Affinity Group, Inc. ("AFFINITY") and its wholly owned subsidiaries, Crown Plaza Resorts, Inc., a Florida corporation, and Crown Membership and Holidays A.V.V., an Aruba corporation.

         Affinity was a privately owned Florida corporation, and its largest stockholders were Roix and Vogel, who, individually and/or jointly and severally, had personally guaranteed certain obligations of Affinity and its subsidiaries and their predecessor entities, The Affinity Group LLC, SGR Marketing, Inc. and Crown Plaza Resorts, L.C.

         Pursuant to the terms and conditions of the Acquisition Agreement, Company is obligated to either effect a release of all personal guaranties of Roix and Vogel on obligations of Affinity and its subsidiaries and their predecessor entities, or in the alternative to make other arrangements satisfactory to Roix and Vogel.

         Releases and novations being either unavailable or impractical given time and other constraints, the parties have agreed that Company shall indemnify and hold harmless Roix and Vogel from exposure on any and all personal guaranties with respect to Affinity and its subsidiaries and their predecessor entities.

                          INDEMNITY AND HOLD HARMLESS:

         NOW THEREFORE, in consideration of fulfilling certain of its covenants and obligations under the Acquisition Agreement and other valuable consideration, receipt of which Company hereby acknowledges, and intending to be legally bound by its promises and covenants herein, Company shall indemnify, defend and save and hold harmless Roix and Vogel, and their respective heirs, successors, administrators, personal representatives and assigns, to the fullest extent permitted under the applicable law, from and against any and all claims, damages, losses, causes of action, lawsuits, proceedings, costs and expenses, including, without limitation, reasonable attorney's fees and costs, including, without limitation, paralegal fees, incurred in settlement negotiations, mediation, arbitration, litigation in trial and appellate courts or any other loss arising from or as a result of any personal guaranty of any indebtedness, obligations or liabilities of Affinity and/or any of its subsidiaries, including, without limitation, their

Personal Guaranty Indemnity Agreement
TeleServices Internet Group, Inc. --- Indemnitor
Scott G. Roix and Vance L. Vogel --- Indemnitees
December 5, 2000
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predecessor entities, executed by Roix and/or Vogel, individually or jointly and severally.

         In the event that Roix, and/or Vogel, individually or jointly and severally, or their respective heirs, successors, administrators, personal representatives, or assigns, as a result of any personal guaranty or endorsement of any indebtedness, obligations or liabilities of Affinity and/or any of its subsidiaries, including, without limitation, their predecessor entities, executed by Roix and/or Vogel, individually or jointly and severally, incurs any costs and expenses, including, without limitation, reasonable attorney's fees and costs, including, without limitation, paralegal fees, incurred in settlement negotiations, mediation, arbitration, litigation in trial and appellate courts, or is required to personally repay any indebtedness, obligation or liability of Affinity and/or any of its subsidiaries, including, without limitation, their predecessor entities, Company shall immediately reimburse Roix and/or Vogel, or their respective heirs, successors, administrators, personal representatives, or assigns, in the full amount paid or incurred by Roix and/or Vogel, or their respective heirs, successors, administrators, personal representatives, or assigns, as the case may be, including, without limitation, interest at the highest legal rate for each day from the date of any such payment by Roix and/or Vogel, or their respective heirs, successors, administrators, personal representatives, or assigns, to the date that Company reimburses Roix and/or Vogel, or their respective heirs, successors, administrators, personal representatives, or assigns, in full.

         IN WITNESS WHEREOF, and intending to be legally bound hereby, Company has agreed to and executed the foregoing Personal Guaranty Indemnity Agreement, effective as of the date first above written.

                                    TELESERVICES INTERNET GROUP INC.



                                    By: /s/ Paul Henry
                                        -----------------------------
                                        Paul Henry, Secretary and CFO






Personal Guaranty Indemnity Agreement
TeleServices Internet Group, Inc. --- Indemnitor
Scott G. Roix and Vance L. Vogel --- Indemnitees
December 5, 2000
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